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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 24, 2003



                             Century Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


     Massachusetts                       ______               04-2498617
(State or other jurisdiction of    (Commission File No.)    (IRS Employer
      incorporation)                    0-15752           Identification No.)

    400 Mystic Avenue                                            02155
      Medford, MA                                              (Zip Code)
(Address of principal executive offices)

                                (781) 391-4000
                        (Registrant's telephone number,
                              including area code)


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



Item 5.  Other Events.

     On June 23, 2003, Century Bancorp, Inc. (the "Company") issued a press release reporting a settlement with the Massachusetts Department of Revenue for a REIT related liability. The press release attached as Exhibit 99.1 is incorporated by reference herein.

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits.

     (c) Exhibits

          Exhibit 99.1              Press release dated June 23, 2003.

                                   SIGNATURES

         Pursuant to the requirement of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CENTURY BANCORP, INC.



                                            /s/ Paul V. Cusick, Jr.
                                            --------------------------------
                                            Paul V. Cusick, Jr.
                                            Vice President and Treasurer

Dated:   June 24, 2003

                     [Letterhead of Century Bancorp, Inc.]

FOR IMMEDIATE RELEASE

        Contact:  Paul V. Cusick, Jr.
        Phone:    (781) 393-4601
        Fax:        (781) 393-4071

    CENTURY BANCORP, INC. REPORTS SETTLEMENT OF REIT-RELATED TAX LIABILITY.

        Medford, MA, June 23, 2003--- Century Bancorp Inc. (NASDAQ:CNBKA) () ("the Company"), announced today that it and other Massachusetts banks have entered into an agreement with the Massachusetts Department of Revenue ("DOR") settling a dispute related to taxes that the DOR claimed were owed from the Company's Real Estate Investment Trust subsidiary ("REIT"), and, as a result of the settlement, the Company will record an after-tax benefit of $2,040,000 of previously accrued tax expense. This benefit will be recorded during the second quarter of 2003.

        During the first quarter of 2003, the Massachusetts Governor signed legislation that disallowed the dividend received deduction for dividend distributions from a REIT effective for tax years ending on or after December 31, 1999. As a result, the Company ceased recording the future tax benefits of the deduction effective for the current tax year. In addition, the Company was required under generally accepted accounting principles to recognize additional state excise taxes, including interest (net of the federal tax deduction associated with such taxes and interest), relating to prior periods from and after 1999. This prior accrual reduced earnings by approximately $3.2 million during the first quarter of 2003.

        Under the terms of the agreement, the Company paid $3,138,000, representing 50% of the amount assessed for the years 1999 through 2002 plus interest. The payment is deductible for federal tax purposes. As noted above, the Company will continue to not record any future tax benefits associated with dividends from the REIT.

        This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risk and uncertainties that could cause actual results to differ materially. Factors that might cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

        Century Bancorp, Inc., through its subsidiary bank, Century Bank and Trust Company, a state chartered full-service commercial bank, operating nineteen full-service branches in the Greater Boston area, offers a full range of Business, Personal, Cash Management, Municipal and Investment products.

        Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.